SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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THE KEITH COMPANIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ITEM 1: ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS
ITEM 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE COMPENSATION
CHANGE IN CONTROL AGREEMENTS
REPORT OF COMPENSATION COMMITTEE
REPORT OF AUDIT COMMITTEE
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CODE OF CONDUCT
SHAREHOLDER PROPOSALS
APPENDIX A AMENDED AND RESTATED AUDIT COMMITTEE CHARTER OF THE KEITH COMPANIES, INC.
GLOSSARY

THE KEITH COMPANIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	10:30 a.m. Pacific Standard Time on Tuesday, May 17, 2005.

PLACE	19 Technology Drive, Irvine, California 92618.

ITEMS OF BUSINESS	(1) To elect members of the Board of Directors for one-year terms.

(2) To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2005.

RECORD DATE	You can vote if at the close of business on March 21, 2005, you were a shareholder of the Company.

PROXY VOTING	All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, we urge you to vote promptly by signing and returning the enclosed proxy card, or if you hold your shares in street name, by accessing the World Wide Web site indicated on your proxy card to vote via the Internet.
April 8, 2005

Gary C. Campanaro, Secretary

THE KEITH COMPANIES, INC.
19 Technology Drive
Irvine, California 92618

PROXY STATEMENT

       These proxy materials are delivered in connection with the solicitation by the Board of Directors of The Keith Companies, Inc., a California corporation, which we refer to in this Proxy Statement as the “Company,” “we,” or “us,” of proxies to be voted at our 2005 Annual Meeting of Shareholders (the “Meeting”) and at any adjournments or postponements of this Meeting.
      You are invited to attend the Meeting on Tuesday, May 17, 2005, beginning at 10:30 a.m. Pacific Standard Time. The Meeting will be held at our offices at 19 Technology Drive, Irvine, California 92618.
      This Proxy Statement, form of proxy and voting instructions are being mailed starting April 12, 2005. Our 2004 Annual Report, which is not a part of the proxy soliciting material, is enclosed.
Shareholders Entitled to Vote
      Holders of our common stock at the close of business on March 21, 2005, are entitled to receive this notice and to vote their shares at the Meeting. As of that date, there were 7,936,133 shares of common stock outstanding, and approximately 43 holders of record. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting.
      How to Vote. It is important that your shares be represented and voted at the Meeting. You can vote your shares by completing and returning the proxy card sent to you.
      Internet Voting by Shares Held in Street Name. A number of brokerage firms and banks offer Internet voting options. The Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Specific instructions to be followed by owners of shares of common stock held in street name are set forth on your Proxy card. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from telephone companies and Internet access providers that must be borne by the shareholder.
Revocation of Proxies
      You can revoke your proxy at any time before it is exercised by:

•	written notice to the Secretary of the Company;

•	timely delivery of a valid, later-dated proxy or a later-dated vote on the Internet; or

•	if you are a shareholder of record, voting by ballot at the Meeting.
List of Shareholders
      The names of shareholders of record entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting for any purpose germane to the Meeting, between the hours of 9:00 a.m. and 5:00 p.m., at our principal executive offices by contacting the Secretary of the Company.
Required Vote
      The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present for purposes of determining a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.
      Under The Nasdaq National Market rules, if you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors and the approval of KPMG LLP as our independent registered public accounting firm even if the broker does not receive voting instructions from you. Your broker may not vote your shares on any other matters absent instructions from you.
      A plurality of the votes cast either in person or represented by proxy is required for the election of directors. This means that the five persons receiving the highest number of affirmative votes will be elected as members of the Board of Directors. Abstentions are counted for purposes of the election of directors as a “no” vote. Broker non-votes are not counted.
      Under the Company’s Amended and Restated Bylaws, a majority of the votes cast either in person or represented by proxy must vote “for” the ratification of KPMG LLP as our independent registered public accounting firm. Abstentions are counted for purposes of ratification of KPMG as a “no” vote. Broker non-votes are not counted.
      The shares represented by all valid proxies received will be voted in accordance with the instructions specified therein.
Voting on Other Matters
      If other matters are properly presented at the Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date this Proxy Statement went to press, we did not know of any other matters to be raised at the Meeting.
Available Information
      We maintain a website with the address www.keithco.com. We make available free of charge, through our website via a hyperlink to a third party service, our Notice of Annual Meeting and Proxy Statement and the 2004 Annual Report, and any amendments to these filings, as soon as reasonably practicable after we electronically file that material with, or furnish that material to, the Securities and Exchange Commission, which we refer to in this Proxy Statement as the “SEC.”.
Cost of Proxy Solicitation
      We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers, or employees in person or by telephone, electronic transmission, and facsimile transmission.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Directors, executive officers and greater-than-ten percent holders are required by the SEC’s regulations to send us copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the forms sent to us and the representations made by the reporting persons to us, we believe that during the fiscal year ended December 31, 2004, our directors, executive officers and greater-than-ten percent holders complied with all filing requirements under Section 16(a) of the Securities Exchange Act.

ITEM 1:
ELECTION OF DIRECTORS
      Item 1 is the election of five members of the Board of Directors. At the Meeting, five directors will be elected, each for a one-year term.
      Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. If any nominee is unwilling to serve as a director at the time of the Meeting, the proxies will be voted for such other nominee(s) as shall be designated by the then current Board of Directors to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.
      The Board of Directors proposes the election of the following nominees as directors:
Aram H. Keith
Gary C. Campanaro
George Deukmejian
Christine D. Iger
Edward R. Muller
      If elected, the foregoing five nominees are expected to serve until the 2006 Annual Meeting of Shareholders or their earlier death, disability, removal, or resignation. The five nominees for election as directors at the Meeting who receive the highest number of affirmative votes will be elected.
      The principal occupation and certain other information about the nominees and certain executive officers are set forth on the following pages.
      The Board of Directors Unanimously Recommends a Vote “FOR” the Election of the Nominees Listed Above.
DIRECTORS AND EXECUTIVE OFFICERS
      The following table sets forth biographical information for each director and executive officer as of March 31, 2005.

George Deukmejian	George Deukmejian joined our board of directors in July 1999. Mr. Deukmejian was the Governor of the State of California, serving in that office from January 1983 until January 1991. Following his departure from the Governor’s office, he joined the law firm of Sidley & Austin in its Los Angeles office where he practiced as a partner until July 1999 and where he practiced as Senior Counsel from July 1999 until his retirement in July 2000. Prior to his election as Governor, Mr. Deukmejian served from 1979 to 1982, as the Attorney General of the State of California and from 1963 to 1978, served in the California State Legislature. Mr. Deukmejian currently serves on the board of directors of Health Net of California, a subsidiary of Health Net, Inc. He also serves as a Deputy Trustee of the Golden Eagle Insurance Trust in Liquidation. Mr. Deukmejian received a B.A. in Sociology from Siena College and a J.D. from St. Johns University Law School.

Director Since: 1999 Age: 76

Member: Compensation Committee (Chair) and Audit Committee

Christine D. Iger	Christine D. Iger joined our board of directors in July 1999. Ms. Iger is founder and president of Southern California based Iger & Associates, a government relations consulting company. She served as a partner in the international law firm of Manatt, Phelps & Phillips in the government and real estate practice from August 2001 through September 2003. She was the chief executive officer of the Building Industry Association of Southern California, Orange County chapter

1989 through 2001. Prior to joining that organization, she was an appellate lawyer for the Attorney General of the State of California from 1981 to 1983, and served as the director of the California Department of Housing and Community Development from 1983 to 1989. Ms. Iger is a former board member of the Federal National Mortgage Association (Fannie Mae) and the California Housing Finance Agency (Cal HFA). She previously served on the Board of Directors and compensation committee of Tustin based Sunwest Bank. Ms. Iger received a B.A. in English from California State University at San Diego and a J.D. from Western State University, College of Law.

Director Since: 1999 Age: 52
Member: Compensation Committee and Audit Committee

Edward R. Muller	Edward R. Muller, a private investor, joined our board of directors in July 2001. Mr. Muller was president and chief executive officer of Edison Mission Energy, a wholly owned subsidiary of Edison International, from 1993 until 2000. During his tenure, Edison Mission Energy was engaged in developing, owning and operating independent power production facilities worldwide. From 1999 to 2000, Mr. Muller was Deputy Chairman of the Board of Directors of Contact Energy Ltd., a New Zealand electric generation company partially owned by Edison Mission Energy. Mr. Muller serves on the boards of directors of GlobalSantaFe Corporation, Interval, Inc., Ormat Technologies, Inc., REI Holding Co. (formerly RealEnergy, Inc.), RigNet, Inc. and Strategic Data Corp. Mr. Muller received an A.B. from Dartmouth College and a J.D. from the Yale Law School.

Director Since: 2001 Age: 53
Member: Audit Committee (Chair)

Aram H. Keith	Aram H. Keith co-founded our company in March 1983 and has served as our chief executive officer and chairman of the board since that time. Mr. Keith also served as our president from 1983 to 1999. Mr. Keith is the president and sole director of the majority of our subsidiaries. Mr. Keith has been a California licensed civil engineer since 1972. He also holds civil engineering licenses in the states of Arizona, Colorado, Nevada, and Texas. Mr. Keith received a B.S. in Civil Engineering from California State University at Fresno.
Director Since: 1983 Age: 60

Gary C. Campanaro	Gary C. Campanaro has served as our chief financial officer since joining our Company in January 1998, as a director since July 1998, and as our secretary since April 1999. Mr. Campanaro is also the chief financial officer and secretary of each of our subsidiaries. In addition, since March 2002, Mr. Campanaro has served as the treasurer of one of our subsidiaries. Mr. Campanaro joined CB Commercial Real Estate Group, Inc. (now CB Richard Ellis), a commercial real estate brokerage firm, in November 1992 as a vice president of the financial consulting group and became senior vice president, managing officer of the financial consulting group in February 1995 and also began serving on the operation management board of CB Commercial Real Estate Group Inc. Mr. Campanaro served in those positions until he joined our Company. From July 1988 to November 1992, Mr. Campanaro held various accounting, finance and real estate positions with CKE Restaurants, Inc., an owner and operator of a restaurant chain. Mr. Campanaro began his professional career with KPMG LLP and is licensed by the State of California as a certified public accountant and as a real estate broker. He is a member of the American Institute of Certified Public Accountants. Mr. Campanaro received a B.S. in Accounting from the University of Utah.
Director Since: 1998 Age: 44

Eric C. Nielsen	Eric C. Nielsen has served as our president since July 1999 and as our chief operating officer since March 2001. He was appointed as a member of our board of directors in July 2001 and served in that capacity until our 2003 Annual Meeting of Shareholders. Prior to July 1999, Mr. Nielsen served as the president of our Orange County division since November 1994. Mr. Nielsen joined us in November 1985 as senior designer and became a vice president, engineering and mapping in July 1990. Mr. Nielsen received a B.S. in Civil Engineering from California Polytechnic State University and is a registered engineer in the states of California, Colorado, and Hawaii.
Age: 44

Thomas E. Braun	Thomas E. Braun has served as our president of Real Estate Development Services since March 2004. Prior to March 2004, Mr. Braun served as president of our Orange County division since January 2000. Mr. Braun also served as regional president of the Los Angeles and Ventura divisions since March 2002. Mr. Braun joined our company in December 1985 as a senior designer and became vice president of engineering in October 1995. Mr. Braun received both a B.S. in Civil Engineering and an M.S. in Water Resources engineering from California State University, Long Beach. He is registered as a professional engineer in the state of California.
Age: 42

Robert J. Ohlund	Robert J. Ohlund has served as our president of Public Works/ Infrastructure Services since November 2004. Prior to November 2004, Mr. Ohlund was employed at Tetra Tech, Inc. since January 1998 and served as the vice president and director of Construction Management/ ISG1 at the time of his departure. From June 1993 to December 1997, Mr. Ohlund served as vice president and a director of Daniel Boyle Engineering, Inc. Mr. Ohlund has been a member of the Orange County Water Association since 1983, was elected to the board of directors from 1994 to 2000, and also has been a member of the American Water Works Association for over twenty years, a member of the American Society of Civil Engineers, and was appointed to the Board of Advisors for the Urban Water Institute. Mr. Ohlund earned a B.S. Civil Engineering degree from the University of Southern California in 1983 and is a Registered Civil Engineer in the State of California.
Age: 43

Dean J. Palumbo	Dean J. Palumbo has served as our president of Energy/ Industrial Services since January 1, 2005. Prior to January 2005, Mr. Palumbo served as president of our Scottsdale, Arizona Division since January 2004, and president of our Palm Desert Division since April 2001. Prior thereto, Mr. Palumbo served as vice president of our Palm Desert Division since October 1998. Mr. Palumbo joined our company in November of 1997, as the director of Surveying Services in our Palm Desert division. Mr. Palumbo was the sole proprietor of his own consulting firm providing civil engineering, land surveying and land planning services from 1991 through November 1997. Mr. Palumbo has an A.A.S. degree in Civil Engineering and continued coursework in civil engineering at Rochester Institute of Technology in Rochester, N.Y. and at Arizona State University in Phoenix, Arizona. Mr. Palumbo is a registered Professional Land Surveyor in the states of California and Colorado.
Age: 39

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS
Director Independence
      Our Board of Directors is comprised of a majority of independent directors. The Board of Directors has determined that George Deukmejian, Christine D. Iger, and Edward R. Muller are independent directors as defined in the Nasdaq listing standards.
Meetings and Committees
      The Board of Directors held ten meetings and took action by written consent on three occasions during fiscal 2004. The Board of Directors has an Audit Committee and a Compensation Committee. We do not have a standing nominating committee; the independent members of our Board of Directors perform the functions of a nominating committee, as described below.
      The Audit Committee currently consists of George Deukmejian, Christine D. Iger, and Edward R. Muller. Each Audit Committee member is independent within the meaning of the applicable Nasdaq listing standards and applicable rules and regulations promulgated by the SEC. Mr. Muller is an Audit Committee financial expert within the meaning of the applicable Nasdaq listing standards and SEC rules. The Audit Committee represents and assists the Board with the oversight of the integrity of the Company’s financial statements and internal controls, and the Company’s compliance with legal and regulatory requirements. In addition, the Audit Committee is responsible for:

•	appointing and retaining, and terminating when appropriate, the independent registered public accounting firm;

•	setting the independent registered public accounting firm’s compensation, and pre-approving all audit services to be provided by the independent registered public accounting firm;

•	establishing policies and procedures for the engagement of the independent registered public accounting firm to provide permitted non-audit services and pre-approving the performance of any permitted non-audit services; and

•	establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.
      The role and responsibilities of the Audit Committee are more fully set forth in a written charter adopted by the Board of Directors, and amended in 2004, a copy of which is attached to this Proxy Statement as Appendix A. The Audit Committee held nine meetings and took no action by written consent during 2004.
      The Compensation Committee currently consists of George Deukmejian and Christine D. Iger. Each Compensation Committee member is independent within the meaning of the applicable Nasdaq listing standards as currently in effect. The Compensation Committee acts pursuant to a written charter adopted by the Board, which was amended in March 2005. Prior to that time, the Compensation Committee considered and made recommendations to the Board of Directors regarding executive compensation. Under the amended charter, the Committee is responsible for establishing all elements of executive compensation and administering the Company’s stock option and executive incentive compensation plans. The Compensation Committee held seven meetings and took action by written consent on one occasion during fiscal 2004.
      We do not have a standing nominating committee. Our Board of Directors does not believe that it is necessary for us to have a standing nominating committee since we have a relatively small board and our independent directors will serve in the capacity of a nominating committee when necessary. All of our directors participate in the consideration of director nominees. But, consistent with applicable Nasdaq listing standards, each director nominee must be selected or recommended for the Board’s selection by a majority of the independent directors of our Board. In considering candidates for directorship, the Board considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met in order to be recommended as a nominee. The Board does believe, however, that all Board members should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with their performance as a director of a public corporation.
      Our Board may employ a variety of methods for identifying and evaluating nominees for director, including shareholder recommendations. Periodically, the Board assesses its size, the need for particular expertise on the Board, and whether any vacancies are expected due to retirement or otherwise. If vacancies are anticipated or otherwise arise, the Board will consider various potential candidates for director who may come to the Board’s attention through current Board members, professional search firms or consultants, shareholders, or other persons. The Board may hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. In 2004, no professional search firms or consultants were needed and, accordingly, no fees were paid in this regard to professional search firms or consultants in 2004. The Board does not evaluate candidates differently based on who made the recommendation for consideration.
      Shareholders who wish to nominate a director for election at an annual shareholder meeting must submit their recommendations at least 120 days before the date of the next scheduled annual meeting of shareholders. Shareholders may recommend candidates for consideration by the Board by writing to our Corporate Secretary at 19 Technology Drive, Irvine, California 92618, giving the candidate’s name, contact information, biographical data, and qualifications. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any shareholder recommendation. There were no director candidates put forward by shareholders for consideration at the Meeting.
      All incumbent directors attended 75% or more of all the meetings of the Board of Directors and those committees on which he or she served in fiscal 2004. The Company encourages, but does not require, all incumbent directors and director nominees to attend our annual meetings of shareholders. At our 2004 Annual Meeting of Shareholders, all five directors then in office were in attendance.
Shareholder Communications with the Board of Directors
      Shareholders may communicate with the Board of Directors by sending a letter to Board of Directors of The Keith Companies, Inc., c/o Office of the Corporate Secretary, 19 Technology Drive, Irvine, California 92618. All communications must contain a clear notation indicating that they are a “Shareholder — Board Communication” or “Shareholder — Director Communication” and must identify the author as a shareholder. The office of the Corporate Secretary will receive the correspondence and forward it to the Chairman of the Board or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to our Company or our business, or is similarly inappropriate. The office of the Corporate Secretary has authority to discard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications.
Directors’ Compensation
      The Company pays its non-employee directors an annual retainer of $20,000 plus $2,000 per day for any day during which the member has personally attended any shareholder, board or committee meeting. The non-employee directors are also paid $1,000 per day for any day during which the member has personally participated on a telephonic conference call for a board or committee meeting. The Chairman of our Audit Committee receives an additional annual retainer of $2,000 in recognition of his increased responsibility and service. In addition, our non-employee directors are reimbursed for out-of-pocket expenses incurred for their services as a director of our Company. Commencing in 2003, our non-employee directors receive an annual issuance of options to purchase 2,000 shares of our common stock for their services as a director. The options to our non-employee directors vest in two equal annual installments beginning on the first anniversary of the grant date and are exercisable at a price equal to the fair market value of the underlying stock on the grant date.

Compensation Committee Interlocks and Insider Participation
      During fiscal 2004, the Compensation Committee of our Board of Directors consisted of George Deukmejian and Christine D. Iger. Neither of these individuals was an officer or employee of the Company at any time during fiscal 2004. During fiscal 2004, no executive officer of the Company served as a member of the board of directors or Compensation Committee of any entity that has or had during fiscal 2004 one or more executive officers serving as a member of our Board of Directors or Compensation Committee.
ITEM 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
      The Audit Committee of the Board of Directors recommended and the Board of Directors has selected, the firm of KPMG LLP to continue as our independent registered public accounting firm for the current fiscal year ending December 31, 2005. KPMG LLP served as the independent registered public accounting firm utilized by us during the fiscal year ended December 31, 2004. We anticipate that a representative of KPMG LLP will attend the Meeting for the purpose of responding to appropriate questions. At the Meeting, a representative of KPMG LLP will be afforded an opportunity to make a statement if he or she so desires.
      The ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005, will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Meeting. All Proxies will be voted to approve the appointment unless a contrary vote is indicated on the enclosed proxy card.
      The Board of Directors Unanimously Recommends a Vote “FOR” the Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm.
Audit and Non-Audit Fees
      The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2004, and December 31, 2003, and fees billed for other services rendered by KPMG LLP during those periods.

	Fiscal Year Ended
	December 31,

	2003	2004

Audit fees:(1)	$143,500	$488,500

(1)	Includes aggregate fees billed by KPMG LLP for the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q of $143,500 in 2003 and $184,900 in 2004. In 2004, audit fees also include the aggregate fees billed by KPMG LLP for the audit of internal control over financial reporting, which totaled $303,600.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
      Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation, and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table sets forth, as to the Chief Executive Officer and as to each of the other most highly compensated executive officers whose compensation exceeded $100,000 during the last fiscal year, information concerning all compensation paid for services to the Company in all capacities for each of the three years ended December 31 indicated below. We refer to these officers as the “Named Executive Officers.”

						Long Term
						Compensation

		Annual Compensation						Number of
	Fiscal Year					Restricted		Securities
Name and	Ended			Other		Stock		Underlying	All Other
Principal Position	December 31,	Salary	Bonus	Compensation		Awards(1)		Options	Compensation(2)

Aram H. Keith	2004	$461,011	—	$33,999	(3)	—		—	$8,200
Chief Executive	2003	$388,233	—	$34,478	(3)	—		40,000	$8,000
Officer & Chairman	2002	$374,100	—	$26,736	(3)	—		30,000	$8,000
of the Board

Eric C. Nielsen	2004	$300,575	$75,000	$28,011	(4)	$104,775	(5)	—	$8,200
President & Chief	2003	$219,252	$10,000	$25,031	(4)	$102,900	(5)	30,000	$8,000
Operating Officer	2002	$204,663	—	$15,805	(4)	—		20,000	$8,000

Gary C. Campanaro	2004	$300,575	$75,000	$22,312	(6)	$104,775	(5)	—	$8,200
Chief Financial	2003	$219,252	$17,000	$20,694	(6)	$102,900	(5)	30,000	$8,000
Officer & Secretary	2002	$204,663	—	$16,690	(6)	—		20,000	$8,000

Thomas E. Braun(7)	2004	$261,976	$75,000	$9,140	(8)	$177,375	(9)	—	$8,200
President of Real
Estate Development
Services

Jerald H. Evans(10)	2004	$170,962	—	$7,340	(11)	—		—	$6,838
President of Energy/
Industrial Services

(1)	The Company does not currently pay dividends. If in the future, dividends are declared, they will be payable on the restricted stock reported in this table in the same manner and to the same extent as dividends may be payable on other shares of our common stock.

(2)	Represents matching contributions made by us under our 401(k) plan.

(3)	For fiscal 2004, this amount includes a $24,000 auto allowance and $8,300 in membership dues paid by us on behalf of Mr. Keith; for fiscal 2003, this amount includes a $21,000 auto allowance and $8,463 in membership dues paid by us on behalf of Mr. Keith; for fiscal 2002, this amount includes an $18,000 auto allowance and $8,471 in membership dues paid by us on behalf of Mr. Keith.

(4)	For fiscal 2004, this amount includes an $18,000 auto allowance and $4,865 in payout of accrued vacation; for fiscal 2003, this amount includes a $15,000 auto allowance and $4,635 in payout of accrued vacation; for fiscal 2002, this amount includes a $12,000 auto allowance.

(5)	For fiscal 2004, these amounts reflect 7,500 shares of restricted common stock granted multiplied by the closing market price of our common stock on the date of grant. For fiscal 2003, these amounts reflect 10,000 shares of restricted common stock granted multiplied by the closing market price of our common stock on the date of grant. The number and value of the aggregate restricted stock holdings for each of these executives at December 31, 2004, was 14,167 shares and $246,364, respectively.

(6)	For fiscal 2004, this amount includes an $18,000 auto allowance; for fiscal 2003, this amount includes a $15,000 auto allowance; for fiscal 2002, this amount includes a $12,000 auto allowance.

(7)	In March 2004, Mr. Braun was promoted to the position of President of Real Estate Development Services. The annual salary shown is for the full year.

(8)	For fiscal 2004, this amount includes a $9,000 auto allowance.

(9)	This amount reflects 12,500 shares of restricted common stock granted multiplied by the closing market price of our common stock on the date of grant. The number and value of the aggregate restricted stock holdings for this executive at December 31, 2004, was 12,500 shares and $217,375, respectively.

(10)	Mr. Evans was appointed President Emeritus of Energy/ Industrial Services effective January 1, 2005 through his retirement date of January 31, 2005.

(11)	For fiscal 2004, this amount includes a $7,200 auto allowance.
Option Grants in Fiscal 2004
      There were no stock options granted to the Named Executive Officers in fiscal 2004.
Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values
      The following table sets forth, for each of the Named Executive Officers, certain information regarding the exercise of stock options during fiscal 2004, the number of shares of common stock underlying stock options held at fiscal year-end and the value of options held at fiscal year-end based upon the last reported sales price of the common stock on The Nasdaq National Market on December 31, 2004 ($17.39 per share).

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options at
	Acquired		Options at December 31, 2004		December 31, 2004
	on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Aram H. Keith	-0-	-0-	66,000	50,000	$438,260	$288,180
Eric C. Nielsen	2,000	$25,850	70,893	48,000	$623,676	$274,960
Gary C. Campanaro	-0-	-0-	69,982	44,000	$631,424	$222,920
Thomas E. Braun	-0-	-0-	24,240	8,000	$264,568	$69,300
Equity Compensation Plans
      The following table summarizes information about the equity securities authorized for issuance under the Company’s equity compensation plan as of December 31, 2004. The Company has one equity compensation plan and it has been approved by its security holders.

Number of
	Number of		Securities
	Securities to Be		Available for
	Issued upon	Weighted-Average	Future Issuance
	Exercise of	Exercise Price of	under the Equity
Plan Category	Outstanding Options	Outstanding Options	Compensation Plan

Equity compensation plan approved by security holders	794,999	$9.56	276,595
CHANGE IN CONTROL AGREEMENTS
      In March 2001, our Board of Directors approved change in control agreements with Aram H. Keith, our chief executive officer and chairman of the board, Eric C. Nielsen, our president and chief operating officer, and Gary C. Campanaro, our chief financial officer, secretary and a director of our Company. These agreements provide for severance payments to these executive officers in certain circumstances following a change in control of our Company. Specifically, the change in control agreements provide that if the executive officer’s employment with us terminates as a result of an involuntary or constructive termination (as these terms are defined in the agreements) at any time within two years following a change in control, the executive officer will receive a one-time payment, equal to two times the executive officer’s highest annual level of total cash compensation (including any and all bonus amounts) paid by us to that executive officer during any one of the three consecutive calendar years (inclusive of the year of termination) immediately prior to termination. The level of annual cash compensation for the year in which a termination occurs will include any bonus amounts which the executive officer is eligible to receive during the year of termination, whether or not the bonus was earned by the executive officer. In addition, any unvested options previously granted to the executive officer will immediately vest and become exercisable as of the date of termination and remain exercisable until their respective expiration date. Furthermore, if the executive officer’s employment with us terminates as a result of an involuntary or constructive termination at any time within two years following a change in control, any unvested restricted shares granted to these executive officers become immediately vested. Under these change in control agreements, for a two-year period following the termination, the executive officer also is entitled to receive continuing health coverage at a level commensurate to the coverage provided by us to the executive officer immediately prior to the change in control; all other benefits under welfare benefit plans, practices, policies and programs provided or offered by us, including, medical, dental, prescription, disability, employee life, group life, accidental death and travel accident insurance plans and programs; fringe benefits, including, without limitation, tax and financial planning services, payment of club dues and an automobile allowance; and a reasonable level of outplacement services selected by the executive officer.
      Under the change in control agreements, a change in control means the occurrence of any of the following events: (1) other than Aram H. Keith or his family members and affiliates, a person becomes the beneficial owner of 20% or more of the total voting power of our then outstanding voting securities, (2) a change in the composition of our board of directors occurs within a two-year period as a result of which fewer than a majority of the directors are directors who were serving on our board at the beginning of that two-year period, unless the election of each director who was not a director at the beginning of that period has been approved in advance by directors representing at least two-thirds of the directors then on the board who were directors at the beginning of the period, (3) the consummation of a merger or consolidation of our Company in which we do not survive as an independent public company, or (4) our business or businesses for which the executive officer’s services are principally performed are disposed of by us under a partial or complete liquidation of our Company, a sale of assets (including stock of a subsidiary), or otherwise.
      Under these change in control agreements, the executive officer also is entitled to receive a payment by us to offset any excise tax under the excess parachute payment provisions of Section 4999 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” that has been levied against the executive officer for payments that we have made to, or for the benefit of, that executive officer (whether or not those payments are made pursuant to the executive officer’s change in control agreement). The payment by us will be grossed up so that after the executive officer pays all taxes (including any interest or penalties with respect to those taxes) on the payment, the executive officer will receive an additional payment equal to the excise tax imposed.
REPORT OF COMPENSATION COMMITTEE
      The Compensation Committee currently is comprised of two independent directors within the meaning of the applicable Nasdaq listing standards. The Committee advises the Board regarding the policies that govern the Company’s compensation programs and the compensation of executive officers. Following review and recommendation by the Committee, determinations pertaining to executive compensation for fiscal 2004 were submitted to the full Board of Directors for approval. In connection with its deliberations, the Committee seeks the views of the Chief Executive Officer with respect to appropriate compensation levels of the other executive officers.
      Total Compensation. The executive compensation program is designed to align executive compensation with the Company’s business strategy and performance. The goals of the executive compensation program are to: attract and retain key executives critical to the Company’s success and to motivate executives to enhance long-term share values by providing appropriate incentives including ownership through the Company’s Stock Option Plan.
      The principal elements of total compensation paid to executives of the Company are as follows:
      Base Salary. Base salaries are designed to reflect the position, duties, responsibilities and performance of each executive officer, the cost of living in the area in which the executive officer is located, and the market for base salaries of similarly situated executives at other companies, taking into account one or more of the following: industry, size, and/or location. Base salaries are reviewed at least annually by the Committee and adjusted as appropriate to reflect the foregoing factors.
      Annual Incentives. To reinforce the attainment of the Company’s goals and objectives, the Committee believes in allowing for some variable incentive pay for its executive officers. In the second quarter of 2003, the Company implemented a discretionary bonus plan which it generally intends to continue to offer in future years. Under this discretionary bonus plan, the Committee may recommend that annual cash bonuses be awarded to executive officers if the Company meets or exceeds one or more financial performance targets established by the Committee with respect to any year. For fiscal 2004, the Committee determined to recommend that executive officer bonuses be based solely on its discretion. For 2005, the Company target is based upon a set dollar amount of income from operations taking into account the discretionary bonus amounts for the year. The estimated bonus amount is discretionary after the target is met or exceeded.
      Stock Option and Restricted Stock Awards. The Company believes that awarding stock options and/or restricted shares of common stock to its executive officers will motivate them to focus on the Company’s long-term performance. The number of options and/or restricted shares granted to an executive officer is based upon a number of factors, including, but not limited to, his or her position, salary and performance, the number and/or value of in-the-money outstanding unexercisable options, as well as the performance and goals of the division or function over which each executive officer has primary responsibility. In this regard, both quantitative and qualitative factors are considered by the Committee. Quantitative items used in analyzing the Company’s performance include revenue and revenue growth, results of operations and an analysis of actual levels of operating results and revenue to budgeted amounts, taking into account overall market conditions of our industries. Qualitative factors include an assessment of such matters as the enhancement of the Company’s image and reputation and the offering of new services and/or the expansion into new markets.
      Determination of Chief Executive Officer’s Compensation. In 2004, the Chief Executive Officer received an annual base salary of $461,000 and no cash bonus. The Chief Executive Officer was not awarded any stock options or restricted stock during 2004. The Committee believes the aggregate stock ownership position of the Chief Executive Officer is effective in aligning the interests of the Chief Executive Officer with the long-term interests of the shareholders. The base salary of the Chief Executive Officer was established based upon a comparative analysis conducted by the Committee of other chief executive officers taking into account one or more of the following: industry, size, and/or location. The Committee believes the Chief Executive Officer’s total compensation for 2004 was reasonable and appropriate given the performance of the Company under his leadership.
      The Committee intends to continue its policy of linking executive compensation with maximizing shareholder returns and corporate performance to the extent possible through the programs described above.
      Omnibus Budget Reconciliation Act Implications for Executive Compensation. Effective January 1, 1994, under Section 162(m) of the Code, a public company generally will not be entitled to a deduction for non-performance-based compensation paid to certain executive officers to the extent such compensation exceeds $1.0 million. Special rules apply for “performance-based” compensation, including the approval of the performance goals by the shareholders of the Company.
      All compensation paid to the Company’s employees in 2004 will be fully deductible. With respect to compensation to be paid to executives in 2005 and future years, in certain instances that compensation may exceed $1.0 million. However, in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy that all compensation must be deductible.

COMPENSATION COMMITTEE

George Deukmejian (Chair)
Christine D. Iger

REPORT OF AUDIT COMMITTEE
      The information in this Audit Committee Report shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission or to be subject to Regulation 14A or 14C as promulgated by the Securities and Exchange Commission, or to the liabilities of Section 18 of the Securities and Exchange Act of 1934.
      The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.
      In this context, the Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of the Company’s results. The Committee has discussed significant accounting policies applied by the Company in its consolidated financial statements, as well as alternative treatments. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).
      In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Committee noted that in 2004, there were no non-audit service fees paid to the Company’s independent registered public accounting firm. The Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.
      The Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit.
      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission. The Committee has selected and the Board of Directors has ratified, subject to shareholder ratification, the selection of the Company’s independent registered public accounting firm.

AUDIT COMMITTEE

George Deukmejian
Christine D. Iger
Edward R. Muller (Chair)

PERFORMANCE GRAPH
      Set forth below is a line graph comparing the cumulative total shareholder return on our common stock, based on its market price, with the cumulative total return of companies on the Nasdaq Industrial Index, the Wilshire 5000 Index and a weighted average peer group index, assuming reinvestment of dividends, for the period beginning December 31, 1999, through our fiscal year ended December 31, 2004. We constructed our own peer group index which includes the following companies listed in alphabetical order: Michael Baker Corporation, Tetra Tech, Inc., TRC Companies, Inc., and URS Corporation. This graph assumes that the value of the investment in our common stock and each of the comparison groups was $100 on December 31, 1999.
Comparison of 5 Year Cumulative Total Return
Assumes Initial Investment of $100
December 2004

	1999	2000	2001	2002	2003	2004

The Keith Companies, Inc.	$100	$183	$233	$299	$311	$397

NASDAQ INDUSTRIALS	$100	$66	$62	$46	$72	$84

WILSHIRE 5000	$100	$89	$80	$63	$83	$93

Peer Group	$100	$159	$179	$99	$180	$168

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Except as disclosed in this Proxy Statement, neither the nominees for election as directors of the Company, the directors or executive officers of the Company, nor any shareholder owning more than five percent of the issued shares of the Company, nor any of their respective associates or affiliates, had any material interest, direct or indirect, in any material transaction to which the Company was a party during fiscal 2004, or which is presently proposed.
      See “Change in Control Agreements” for a summary of change in control agreements with certain of our executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth as of March 9, 2005, unless otherwise indicated, certain information relating to the ownership of our common stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of our common stock (7,934,833 shares), (ii) each of the Company’s directors, (iii) each of the Named Executive Officers, and (iv) all of the Company’s executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares owned. The address of each person listed is in care of the Company, 19 Technology Drive, Irvine, California 92618, unless otherwise set forth below such person’s name.

	Number of Shares of
	Common Stock
Name and Address	Beneficially Owned(1)		Percent(1)

Named Executive Officers and Directors:
Aram H. Keith	1,366,217	(2)	17.2%
Gary C. Campanaro	98,008	(3)	1.2%
Eric C. Nielsen	97,793	(4)	1.2%
Thomas E. Braun	55,650	(5)	**
George Deukmejian	12,307	(6)	**
Christine D. Iger	9,407	(7)	**
Edward R. Muller	3,000	(8)	**
Jerald H. Evans(9)	-0-		**

5% Holders:
Royce & Associates, LLC
1414 Avenue of the Americas, New York, NY 10019	1,101,400		13.9%
Wedbush, Inc. and related parties
1000 Wilshire Blvd., Los Angles, CA 90017	606,315	(10)	7.6%
Third Avenue Management LLC
622 Third Avenue, New York, NY 10017	597,583		7.5%
Babson Capital Management LLC
One Memorial Drive, Cambridge, MA 02142	592,840		7.5%
Wells Fargo & Company	569,040		7.2%
420 Montgomery Street, San Francisco, CA 94104
Snow Capital Management, L.P.
2100 Corporate Drive, Suite 300, Pittsburg, PA 15237	546,907		6.9%
Current directors and executive officers as a group (9 persons)	1,669,034	(11)	21.0%

**	Less than one percent.

(1)	Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding at March 9, 2005. The percentage ownership is based on 7,934,833 shares of common stock outstanding as of March 9, 2005.

(2)	Includes (a) 1,300,217 shares of common stock held in the Aram H. Keith and Margie R. Keith Trust, for which Mr. and Mrs. Keith serve as co-trustee and (b) 66,000 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or prior to May 8, 2005.

(3)	Includes (a) 7,359 shares of common stock held jointly by Mr. Campanaro and his wife and (b) 73,982 shares of common stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or prior to May 8, 2005.

(4)	Includes 76,893 shares of common stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or prior to May 8, 2005.

(5)	Includes 26,240 shares of common stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or prior to May 8, 2005.

(6)	Includes (a) 2,400 shares of common stock held jointly by Mr. Deukmejian and his wife and (b) 8,407 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or prior to May 8, 2005.

(7)	Includes 8,407 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or prior to May 8, 2005.

(8)	Includes (a) 2,000 shares of common stock held by a family trust established for the benefit of Mr. Muller’s family in which Mr. Muller and his wife share voting and investment powers and (b) 1,000 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or prior to May 8, 2005.

(9)	Mr. Evans retired as President Emeritus of Energy/ Industrial Services effective January 31, 2005.

(10)	Edward W. Wedbush is the Chairman of Wedbush, Inc. (formerly E*Capital Corporation) and owns a majority of the outstanding shares of Wedbush, Inc. Mr. Wedbush is the President of Wedbush Morgan Securities and owns a majority of the shares of common stock of Wedbush Morgan Securities. Wedbush, Inc. has sole ownership of 369,011 shares of our common stock, Mr. Wedbush has sole ownership of 167,934 shares of our common stock and Wedbush Morgan Securities has sole ownership of 50,000 shares of our common stock. Wedbush, Inc., Mr. Wedbush, and Wedbush Morgan Securities have sole power to vote and dispose of 369,011 shares, 167,934 shares, and 50,000 shares, respectively. Each of Wedbush, Inc., Mr. Wedbush and Wedbush Morgan Securities has shared power to vote with respect to 586,945 shares and shared power to dispose of 606,315 shares. Mr. Wedbush may be deemed the beneficial owner of our shares that are owned by Wedbush, Inc. However, Mr. Wedbush disclaims beneficial ownership of the shares of common stock owned by Wedbush, Inc.

(11)	Includes 273,599 shares of common stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or prior to May 8, 2005.
      The information as to shares beneficially owned has been individually furnished by the respective directors, Named Executive Officers, and other shareholders of the Company, or taken from documents filed with the SEC.
CODE OF CONDUCT
      The Company has adopted a Code of Conduct which is designed to set the standards of business conduct and ethics and help directors and employees resolve ethical issues. The Code of Conduct applies to all directors and employees, including the Chief Executive Officer and Chief Financial Officer and other persons performing similar functions. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information, fair dealing with customers, suppliers, and competitors, and compliance with applicable laws, rules, and regulations. The purpose of the Code of Conduct is to ensure to the greatest possible extent that our business is conducted in a consistently legal and ethical manner. A copy of the Code of Conduct is posted on our website at www.keithco.com.
SHAREHOLDER PROPOSALS
      Any shareholder who intends to present a proposal at the 2006 Annual Meeting of Shareholders for inclusion in the Company’s Proxy Statement and Proxy form relating to that Annual Meeting must submit the proposal to the Company at its principal executive offices by December 11, 2005. In addition, in the event a shareholder proposal is not received by the Company by February 23, 2006, the Proxy to be solicited by the Board of Directors for the 2006 Annual Meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal ultimately is presented at the 2006 Annual Meeting without any discussion of the proposal in the Proxy Statement for that meeting.
      SEC rules and regulations provide that if the date of the Company’s 2006 Annual Meeting is advanced or delayed more than 30 days from the date of the 2005 Annual Meeting, shareholder proposals intended to be included in the proxy materials for the 2006 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2006 Annual Meeting. Upon determination by the Company that the date of the 2006 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2005 Annual Meeting, the Company will disclose that change in the earliest possible Quarterly Report on Form 10-Q.

ON BEHALF OF THE BOARD OF DIRECTORS

Gary C. Campanaro, Secretary
Irvine, California
April 8, 2005

APPENDIX A
AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER
OF
THE KEITH COMPANIES, INC.

I.	Purpose
      The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of The Keith Companies, Inc. (the “Company”) has been established to: (a) assist the Board in its oversight responsibilities regarding (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, and (3) the outside auditor ’s qualifications and independence; (b) prepare the audit committee report required by the United States Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement; (c) provide oversight of the Company’s financial reporting system, (d) determine the appointment, compensation, retention and oversight of the work of the outside auditor; (e) approve audit and non-audit services to be performed by the outside auditor; (f) establish procedures for the receipt, retention and treatment of complaints regarding accounting controls and auditing matters, including procedures for confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and (g) perform such other functions as the Board may from time to time assign to the Committee. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board, the outside auditor and management of the Company.

II.	Structure
      The Committee shall be composed of at least three members (including a Chairperson), all of whom shall (i) be independent directors, as such term is defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ National Stock Market, (ii) meet the independence criteria of Rule 10A-3(b)(i) of the Rules and Regulations of the Securities and Exchange Commission, (iii) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (iv) be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. The members of the Committee and the Chairperson shall be selected annually by the Board and serve at the pleasure of the Board. A Committee member (including the Chairperson) may be removed at any time, with or without cause, by the Board. The Board may designate one or more directors who meet the foregoing requirements as alternate members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule or regulation of the SEC or the NASDAQ National Stock Market. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Committee shall have the power (including any necessary funding) to engage such financial and accounting experts, including independent public accountants other than the Company’s outside auditor, and legal counsel as it deems reasonably necessary to assist it in carrying out its responsibilities.

III.	Meetings
      The Committee shall meet as often and at such times and places (or telephonically) as determined by the Committee. Any member of the Committee may call a meeting. If practicable, a written agenda shall be prepared for each meeting and distributed to Committee members prior to the meeting, together with any appropriate background materials. After each meeting, detailed minutes will be prepared recording the deliberations of the Committee. The Committee shall periodically report to the Board on its activities.

IV.	Responsibilities
      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the outside auditor.
      In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements.
      The following is a summary of the responsibilities of the Committee:

A.	The Charter
      The Committee will review and reassess the adequacy of this Charter at least annually and make recommendations to the Board, as conditions dictate, to update this Charter.

B.	Selection and Oversight of Outside Auditor
      The Committee will:

1. Appoint and make all determinations with respect to the retention of the outside auditor; which firm is ultimately accountable to the Committee and the Board, as representatives of the shareholders.

2. Review and evaluate the qualifications, performance and independence of the outside auditor. To assist in this undertaking, the Committee shall require the outside auditor to submit a report (which report shall be reviewed by the Committee) describing (a) the outside auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the accounting firm or by any inquiry or investigations by governmental or professional authorities (within the preceding five years) respecting one or more independent audits carried out by the outside auditor, and any steps taken to deal with any such issues, and (c) all relationships the outside auditor has with the Company, its executive officers and relevant third parties to determine the outside auditor’s independence. The Committee shall also consider whether the provision of any non-audit services is compatible with the independence standards under the guidelines of the SEC and of the Independence Standards Board.

3. Approve the fees to be paid to the outside auditor for audit services.

4. Approve the retention of the outside auditor for any material non-audit service and the fee for such service.

5. Review with the outside auditor the experience and qualifications of the senior members of the audit team, including the knowledge and experience of the senior members of the audit team with respect to the Company’s industry. The Committee shall ensure the regular rotation of the lead audit partner and audit review partner as required by law and consider whether there should be a periodic rotation of the Company’s outside auditor.

6. Establish and periodically review Company policies on hiring former employees of the outside auditor.

7. Direct and supervise any special audit inquiries by the independent auditor as the Board or the Committee may request.

8. Review with the outside auditor any problems or difficulties the auditor may have encountered and any “management” or “internal control” letter provided by the outside auditor and the Company’s response to that letter. Such review shall include:

a. any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information and any disagreements with management;

b. any accounting adjustments that were proposed by the outside auditor that were not agreed to by the Company; and

c. communications between the outside auditor and its national office regarding any issues on which it was consulted by the audit team and matters of audit quality and consistency.

9. Communicate with the outside auditor regarding (a) alternative treatments of financial information within the parameters of GAAP, (b) critical accounting policies and practices to be used in preparing the audit report and (c) such other matters as the SEC and the NASDAQ National Sock Market may direct by rule or regulation.

10. Periodically consult with the outside auditor out of the presence of management about internal controls and the completeness and accuracy of the Company’s financial statements and the adequacy of its accounting personnel.

11. Oversee the relationship with the outside auditor by discussing with the outside auditor the nature and rigor of the audit process, receiving and reviewing audit reports and ensuring that the outside auditor has full access to the Committee (and the Board) to report on any and all appropriate matters.

12. Discuss with the outside auditor prior to the audit the general planning and staffing of the audit.

13. Obtain a representation from the outside auditor that Section 10A of the Securities Exchange Act of 1934 has been followed.

C.	Internal Auditor
      The Committee will periodically evaluate the need for an internal audit function at the Company and make recommendations to the Board with respect thereto.

D.	Oversight and Review of Accounting Principles and Practices and Internal Controls and Legal Compliance
      The Committee will:

1. In consultation with the outside auditor, review the integrity of the Company’s financial reporting processes, both internal and external.

2. Annually discuss with management and the outside auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the factors which resulted in the selection of the GAAP methods on the Company’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

3. Discuss with and make inquiries of management and the outside auditor concerning the adequacy and effectiveness of the internal financial, accounting and operating controls and procedures of the Company and its subsidiaries, including but not limited to procedures designed to prevent any fraud, illegal acts or deficiencies in internal control, and ensure that the outside auditor informs the Committee of any fraud, illegal acts or deficiencies in internal control of which it becomes aware.

4. Discuss with management and legal counsel the status of any pending litigation, income taxation matters, regulatory compliance policies and other legal and compliance matters material to the operations of the Company.

5. Review with management and the outside auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

6. Meet at least annually with the chief financial officer, the chief executive officer, and the outside auditor in separate executive sessions.

7. Review and approve all related party transactions in accordance with the rules of the SEC and the NASDAQ National Stock Market.

8. Confirm with management and the outside auditor that the Company and its subsidiaries are in conformity with applicable legal requirements, including disclosures of insider and affiliated party transactions; advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

E.	Oversight and Monitoring of the Company’s Financial Statements and Documents and Reports
      The Committee will:

1. Review and discuss with the outside auditor and with senior management the results of the audit and any reports or opinions to be rendered in connection therewith, including major issues regarding accounting and auditing principles and practices.

2. Review quarterly and annual financial results with management and the outside auditor, prior to any interim or year-end filings, including the results of the outside auditor’s reviews of the quarterly financial statements, and consider whether the information is adequate and consistent with the Committee’s knowledge about the Company and its operations.

3. Review and discuss with management all (i) press releases reporting annual or quarterly financial results or other material financial developments, and (ii) financial guidance to analysts and other members of the financial community, in each case prior to release to the public.

4. Discuss with management any significant variances in the annual financial statements between years and determine whether the data are consistent with the management’s discussion and analysis section of the annual and quarterly reports.

5. Review with management the management’s discussion and analysis section of annual and quarterly reports and confirm that the outside auditor and legal counsel have completed their review.

6. Review with management and the outside auditor any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

7. Establish and periodically review procedures for receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

8. Implement policies designed to ensure that no officer, director or any person acting under their direction fraudulently influences, coerces, manipulates or misleads the outside auditor for purposes of rendering the Company’s financial statements materially misleading.

9. Periodically review the Committee’s policies with respect to the participation of Committee members in educational programs conducted by the Company or an outside consultant to enhance their knowledge of accounting and financial matters.

F.	Audit Committee Reports
      The Committee will prepare annually the audit committee report for inclusion in the Company’s proxy statement relating to its annual shareholders meeting. In that report, the Committee will state whether it has: (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as that statement may be modified or supplemented from time to time; (iii) received from the outside auditor the written disclosures and the letter required by Independence Standard Board Standard No. 1, as that standard may be modified or supplemented from time to time, and has discussed with the outside auditor, the outside auditor’s independence; and (iv) based on the review and discussions referred to in clauses (i), (ii) and (iii) above, recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

GLOSSARY
      “Independence Standards Board” The Independence Standards Board is the private sector standard-setting body governing the independence of auditors from their public company clients. The ISB was dissolved on July 31, 2001. Many of the ISB standards and interpretations continue to represent authoritative guidance for auditors of public companies with respect to auditor independence matters.
      “Independence Standard Board Standard No. 1” requires the outside auditor to disclose to the audit committee of the Company, in writing, all relationships between the auditor and its related entities and the Company and its related entities that in the auditor’s professional judgment may reasonably be thought to bear on independence and to confirm in the letter that, in its professional judgment, it is independent of the company within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934.
      “Section 10A of the Securities Act of 1934” sets forth certain standards that govern the procedures to be employed by registered public accounting firms in the conduct of audits required by the Securities Act of 1934.
      “Statement of Auditing Standards No. 50 letters” is a report prepared by an accounting firm on the application of accounting principles to hypothetical transactions.
      “Statement on Auditing Standards No. 61” sets forth the requirements imposed on registered public accounting firms and their communications with audit committees of public clients.

▼    DETACH PROXY CARD HERE    ▼

1. ELECTION OF DIRECTORS	☐ FOR all nominees listed below (except as indicated to the contrary below).	☐ WITHHOLD AUTHORITY to vote for all nominees listed below	☐ EXCEPTIONS

Director Nominees: Aram H. Keith, Gary C. Campanaro, George Deukmejian, Christine D. Iger, and Edward R. Muller
(INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the “Exceptions” box and write that nominee’s name on the space below.)

EXCEPTIONS

2.	RATIFICATION OF APPOINTMENT OF KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2005.

☐ FOR	☐ AGAINST	☐ ABSTAIN

If you wish to vote in accordance with the recommendations of management, all you need to do is sign and return this card. The proxies cannot vote your shares unless you sign and return the card.

Please sign exactly as name appears hereon. Joint owners should each sign. Where applicable, indicate position or representative capacity.

Dated:	, 2005

Signature

Signature

Please Detach Here

▼    You Must Detach This Portion of the Proxy Card    ▼
Before Returning it in the Enclosed Envelope

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

THE KEITH COMPANIES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Aram H. Keith and Gary C. Campanaro, and each of them, with full power of substitution, as the proxies of the undersigned, to vote all shares of Common Stock of any class of The Keith Companies, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 19 Technology Drive, Irvine, California, on May 17, 2005 at 10:30 a.m. Pacific Standard Time, and at all adjournments thereof (the “Annual Meeting”), upon the following matters, which are described in the Company’s Proxy Statement for the Annual Meeting.

     The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

PLEASE SIGN AND DATE ON REVERSE SIDE